Exhibit 99.3

Management Recruiters International, Inc.
and Subsidiaries

Consolidated Financial Statements

December 31, 2021

Table of Contents

Independent Auditors’ Report	1 – 2

Consolidated Financial Statements:

Consolidated Balance Sheets	3

Consolidated Statements of Income	4

Consolidated Statements of Comprehensive Income	5

Consolidated Statements of Stockholders’ Equity	6

Consolidated Statements of Cash Flows	7

Notes to the Consolidated Financial Statements	8 – 18

Independent Auditors’ Report

Board of Directors

Management Recruiters International, Inc. and Subsidiaries

Opinion

We have audited the accompanying consolidated financial statements of Management Recruiters International, Inc. and its subsidiaries (the “Company”), which comprise the consolidated balance sheets at December 31, 2021 and 2020, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Management Recruiters International, Inc. and its subsidiaries at December 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Management Recruiters International, Inc. and its subsidiaries and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Management Recruiters International, Inc. and its subsidiaries ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion, on the effectiveness of Management Recruiters International, Inc. and its subsidiaries internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Management Recruiters International, Inc. and its subsidiaries’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Prior Period Consolidated Financial Statements

The consolidated financial statements of the Company at December 31, 2020 and for the year then ended, were audited by other auditors whose report, dated March 23, 2021, expressed an unmodified opinion on those statements.

/s/ Daszkal Bolton, LLP

Boca Raton, Florida

March 11, 2022

Management Recruiters International, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2021 and 2020

(Dollars in thousands)
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$2,429	$332
Accounts receivable, net of allowances of $317 and $82	9,939	10,086
Due from affiliate	479	109
Prepaid expenses and other current assets	401	624
Current income tax receivable	-	5
Right of use asset - current	140	94
Total current assets	13,388	11,250

Right of use asset - noncurrent	176	414
Property and equipment, net of accumulated depreciation and amortization of $235 and $135	201	263
Intangible assets, net of accumulated amortization of $47 and $25	173	195
Deferred income taxes - noncurrent	935	1,542

Total assets	$14,873	$13,664

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$2,422	$2,820
Accrued compensation and related expenses	2,801	1,576
Operating lease - current	140	94
Unearned revenue	33	96
Other accrued expenses and other current liabilities	1,082	334
Total current liabilities	6,478	4,920

Long-term debt:
Long-term debt	4,614	4,614
Operating lease - noncurrent	176	414
Unearned income - noncurrent	174	129
Total long-term debt	4,964	5,157

Total liabilities	11,442	10,077

Commitments and contingencies

Stockholders' equity:
Common stock, $1 par value, 1,000 shares authorized, issued and outstanding	1	1
Additional paid-in capital	1,165	3,190
Retained earnings	2,368	425
Accumulated other comprehensive loss	(103)	(29)
Total stockholders' equity	3,431	3,587

Total liabilities and stockholders' equity	$14,873	$13,664

See accompanying notes to the consolidated financial statements.

Management Recruiters International, Inc. and Subsidiaries
Consolidated Statements of Income
December 31, 2021 and 2020

(Dollars in thousands)	2021	2020

Revenue	$75,433	$46,706

Cost of services	46,055	28,000

Gross profit	29,378	18,706

Operating and administrative expenses	26,615	19,419

Operating income (loss)	2,763	(713)

Other income (expense):
Gain on the extinguishment of debt	-	1,104
Other expenses	(20)	-
Interest expense	(1)	(41)
Income before income taxes	2,742	350

Income tax (expense) benefit	(799)	235

Net income	$1,943	$585

See accompanying notes to the consolidated financial statements.

Management Recruiters International, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
December 31, 2021 and 2020

(Dollars in thousands)	2021	2020

Net income	$1,943	$585
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $0	(74)	(5)

Total comprehensive income	$1,869	$580

See accompanying notes to the consolidated financial statements.

Management Recruiters International, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity
December 31, 2021 and 2020

					Accumulated
				Retained	Other	Total
	Common Stock		Additional	Earnings	Comprehensive	Stockholders'
(Dollars in thousands)	Shares	Par Value	Paid-in Capital	(Deficit)	Loss	Equity

Balance, December 31, 2019	1	$1	$3,190	$(160)	$(24)	$3,007

Net income	-	-	-	585	(5)	580

Balance, December 31, 2020	1	1	3,190	425	(29)	3,587

Distributions	-	-	(2,000)	-	-	(2,000)

Net income	-	-	(25)	1,943	(74)	1,844

Balance, December 31, 2021	1	$1	$1,165	$2,368	$(103)	$3,431

See accompanying notes to the consolidated financial statements.

Management Recruiters International, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
December 31, 2021 and 2020

(Dollars in thousands)	2021	2020

Cash flows from operating activities:
Net income	$1,943	$585
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	120	116
Amortization of right of use asset	192	66
Deferred income taxes	791	(291)
Increase (decrease) in allowance for doubtful accounts	235	(78)
Gain on extinguishment of debt	-	(1,105)
Changes in operating assets and liabilities:
Accounts receivable	(85)	(1,882)
Prepaid expenses and other current assets	220	(288)
Accounts payable	(398)	1,319
Due from affiliate	(395)	(109)
Accrued compensation and related expenses	1,225	547
Unearned revenue - current and noncurrent	(18)	168
Accrued expenses and other current liabilities	564	(1,278)
Income tax receivable	5	4
Operating cash flows from operating leases	(192)	(66)
Deferred compensation	-	(13)
Net cash provided by (used in) operating activities	4,207	(2,305)

Cash flows from investing activities:
Additions to property and equipment	(36)	(124)
Net cash used in investing activities	(36)	(124)

Cash flows from financing activities:
Distributions	(2,000)	-
Proceeds from line of credit, net	-	(2,953)
Proceeds from PPP loans	-	5,719
Net cash (used in) provided by financing activities	(2,000)	2,766

Net increase in cash and cash equivalents	2,171	337

Effects of exchange rates on cash	(74)	(5)

Cash and cash equivalents, beginning of year	332	-

Cash and cash equivalents, end of year	$2,429	$332

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1	$47

Supplemental non-cash investing and financing activities:
The Company entered into a new lease for office space that is classified as an operating lease and resulted in a right-of-use asset and lease liability in the initial amount of $585,198

See accompanying notes to the consolidated financial statements.

Management Recruiters International, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1 – Nature of Business

Management Recruiters International, Inc. (“MRI”) is a global franchisor that does business as MRINetwork® and provides the use of its trademarks, business systems and training and support services to its franchisees who engage in the search and recruitment of executive, technical, professional and managerial personnel for employment by their clients. The MRI franchisees provide permanent placement services primarily under the brand names MRINetwork®, Management Recruiters® and Sales Consultants®. MRI also provides training and support, implementation and back-office services to enable franchisees to pursue contract staffing opportunities.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of MRI and Subsidiaries (collectively, the “Company”) and the accompanying notes are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts disclosed in the consolidated financial statements and accompanying notes. Estimates, by their nature, are based on judgment and available information. Actual results could differ materially from those estimates. Significant estimates inherent in the preparation of the accompanying consolidated financial statements include the allowance for doubtful accounts receivable, determination of the recoverability of long-lived assets, assessment of legal contingencies and calculation of income taxes.

Principles of Consolidation

The consolidated financial statements include the accounts of MRI and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Revenue recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“Topic 606”).

Topic 606 prescribes a five-step model that focuses on transfer of control and entitlement to payment when determining the amount of revenue to be recognized. Under Topic 606, an entity is required to perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the Company satisfies a performance obligation.

Management Recruiters International, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Revenue recognition, continued

The Company derives its significant revenue from the following sources:

Franchise Royalties

MRI’s rights to franchise royalties are governed by the provisions of its franchise contracts. Under the franchise contracts, the franchisees remit to the Company a contractual percentage of fees collected from their customers or a fixed monthly fee. The Company records franchise royalty revenue as fees are collected by the franchisee and they become a receivable due from the franchisee.

Franchise Fees

The Franchise Agreement provides for an initial franchise fee, which requires payment upon execution of the Franchise Agreement. The Company determined that the services provided in exchange for these initial fees are highly interrelated with the franchise right and are not individually distinct from the ongoing services the Company provides to its franchisees. As a result, the initial franchise fee is recognized on a straight-line basis over the term of each respective agreement, which is consistent with the franchisee’s right to use and benefit from the exclusivity of territory and operational support.

Contract Staffing Services

The Company recognizes revenue from contract staffing services based on the gross amount billed. The Company typically bills its customers once services are performed and associated costs have been incurred. In these circumstances, the Company assumes the risk of acceptability of its employees to its customers. The Company will also at times use unaffiliated companies (supplier associates) and their employees to fulfill a customer’s staffing requirements, either in whole or in part. Under these arrangements, these firms serve as subcontractors. When utilizing supplier associates, the Company records the difference between its gross billings and the amount paid to the supplier associate as revenue, which is generally referred to as an administrative fee.

Revenue from royalties and contract staffing services is recognized at a point in time, whereas revenue from franchise fees are recognized over time. Total revenue recognized at a point in time and over time was as follows for the years ended December 31, (in thousands):

	2021	2020

Revenue recognized over time	$75	$18
Revenue recognized at a point in time	75,358	46,688
	$75,433	$46,706

Advertising Costs

The Company participates in various advertising programs. All costs related to advertising are included in operating and administrative expenses and are expensed in the period incurred. Advertising costs were $530,647 and $348,479 for years ended December 31, 2021 and 2020, respectively.

Management Recruiters International, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Foreign Currency

Foreign franchisees of the Company use local currency as the functional currency. Net assets are translated at year-end exchange rates while revenue and expenses are translated at average monthly exchange rates. Adjustments resulting from these translations are reflected in accumulated other comprehensive gain or loss in the equity section of the consolidated balance sheets.

Concentrations of Credit Risk

The Company’s principal asset is its accounts receivable. Substantially, all of the Company’s customers are provided trade credit. Credit risk with respect to receivables is limited due to the number of companies comprising the Company’s customer base. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. The Company considers several factors in determining the allowance for doubtful accounts receivable, including an assessment of customer-specific information, the Company’s historical experience, the age of the receivable and current market and economic conditions.

The Company maintains cash deposits in financial institutions in excess of federally insured limits. Management believes the risk is mitigated by maintaining all deposits in high quality financial institutions in the U.S.

During the years ended December 31, 2021 and 2020, the Company had approximately 15% and 28% of its sales from one (1) customer and two (2) customers, respectively. Accounts receivable from these customers were approximately 1% and 29% at December 31, 2021 and 2020, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, income taxes are recorded for amounts currently payable and for amounts deferred based on differences between the financial statement carrying amounts and tax basis of its assets and liabilities. In establishing its deferred income tax assets and liabilities, the Company makes judgments and interpretations based on the enacted tax laws and published tax guidance. The Company records deferred tax assets and liabilities and evaluates the need for valuation allowances to reduce the deferred tax assets to realizable amounts. The likelihood of a material change in the Company’s expected realization of these assets is dependent on future taxable income, its ability to use tax credit carry forwards and carry backs, final tax settlements and the effectiveness of its tax planning strategies in the various tax jurisdictions in which it operates. The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely to be realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

Intangible Assets

The Company evaluates the useful lives of intangible assets. Reaching a determination on useful life requires significant judgements and assumptions. Intangible assets include trade names and trademarks, which are amortized on a straight-line basis over their useful life of twelve (12) years.

Management Recruiters International, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

The net carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and line of credit approximate their fair value due to the short-term nature of these instruments.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization expense for financial reporting purposes is computed using the straight-line method over the following useful lives:

Computer software and hardware	3 - 4 years
Equipment and furniture	4 - 10 years
Software	4 - 7 years
Leasehold improvements	Shorter of lease term or useful life

Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When it is probable that undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. Assets to be disposed of by sale are reported at the lower of the carrying amount or fair value less cost to sell. There were no triggering events during the years ended December 31, 2021 and 2020.

Recent Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update (ASU) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which creates a new credit impairment standard for financial assets measured at amortized cost and available-for-sale debt securities. The ASU requires financial assets measured at amortized cost (including loans, trade receivables and held-to-maturity debt securities) to be presented at the net amount expected to be collected, through an allowance for credit losses that are expected to occur over the remaining life of the asset, rather than incurred losses. The ASU requires that credit losses on available-for-sale debt securities be presented as an allowance rather than as a direct write-down. The measurement of credit losses for newly recognized financial assets (other than certain purchased assets) and subsequent changes in the allowance for credit losses are recorded in the statement of income as the amounts expected to be collected change. The ASU is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting this new guidance on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This ASU is effective for the Company beginning on January 1, 2022. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.

Management Recruiters International, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Date of Management’s Review

Management evaluated subsequent events and transactions for potential recognition or disclosure in the consolidated financial statements through March 11, 2022, the day the consolidated financial statements were approved and authorized for issuance.

Note 3 – Property and Equipment

Property and equipment, net was comprised of the following (in thousands):

	2021	2020
Computer equipment	$414	$380
Equipment and furniture	22	18
Total property and equipment	436	398
Accumulated depreciation and amortization	(235)	(135)
Property and equipment, net	$201	$263

Depreciation and amortization expense for the years ended December 31, 2021 and 2020, was approximately $124,000 and $110,000, respectively.

Note 4 – Line of Credit

On May 28, 2019, the Company entered into a revolving credit loan agreement (“Revolving Credit Loan”) to fund a previous acquisition that occurred. The Revolving Credit Loan has a maximum availability of $7,000,000, originally maturing on May 28, 2022, and carries interest at a per annum rate equal to the LIBOR rate plus 2.75%. Interest is payable in arrears on the first day of each month. The line was subsequently amended on October 19, 2021 to permit the specified owner distribution in 2021, extended the maturity date to May 28, 2025, along with modifications to the certain financial covenants, all other material terms of the agreement remained the same. At December 31, 2021 and 2020, the Company had borrowings outstanding of $0.

The line of credit is subject to certain financial covenants, as defined. The Company was in compliance with the financial covenants at December 31, 2021. The Company was not in compliance with the financial covenants at December 31, 2020. In February 2021, the lender provided a waiver for the covenant violation as of December 31, 2020.

Management Recruiters International, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 5 – Long-Term Debt

On April 10, 2020, the Company received a $1,104,200 term note with a bank pursuant to the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, administered by the U.S. Small Business Administration (“SBA”). In accordance with the requirements of the CARES Act, the borrower used the proceeds from the note in accordance with the requirements of the PPP to cover certain qualified expenses, including payroll costs and other eligible costs. Interest accrued on the note at the rate of 1.00% per annum. The borrower did not provide any collateral or guarantees for the note. On December 15, 2020, the Company received formal approval to forgive the loan from the SBA and has recognized a gain on extinguishment of debt in the amount of $1,104,200.

On April 20, 2020, the Company received a $4,614,400 term note with a bank pursuant to the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, administered by the U.S. Small Business Administration (“SBA”). In accordance with the requirements of the CARES Act, the borrower used the proceeds from the note in accordance with the requirements of the PPP to cover certain qualified expenses, including payroll costs and other eligible costs. Interest accrued on the note at the rate of 1.00% per annum. The borrower is applying for forgiveness of the amount due under the respective note. The borrower did not provide any collateral or guarantees for the note. At December 31, 2021, the note has not been forgiven and the principal is included in long-term debt.

Note 6 – Intangible Assets

Intangible assets consist of the following at December 31, (in thousands), respectively:

	2021
		Accumulated	Net	Estimated
	Cost	Amortization	Book Value	Useful Life
Trade names and trademarks	$220	$47	$173	12 years

	2020
		Accumulated	Net	Estimated
	Cost	Amortization	Book Value	Useful Life
Trade names and trademarks	$220	$25	$195	12 years

Management Recruiters International, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 6 – Intangible Assets, continued

Amortization of amortizable intangible assets is as follows at December 31, 2021, (in thousands), respectively:

Years Ending December 31,	Amount
2022	$18
2023	18
2024	18
2025	18
2026	18
Thereafter	83
$173

Amortization expense for intangible assets was $22,480 and $15,714 for the years ended December 31, 2021 and 2020, respectively.

Note 7 – Income Taxes

Income before income taxes was as follows for the years ended December 31, (in thousands):

	2021	2020

United States	$2,738	$443
Foreign	-	(93)
Income before income taxes	$2,738	$350

Management Recruiters International, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 7 – Income Taxes, continued

Income tax expense was comprised of the following for the years ended December 31, (in thousands):

	2021	2020
Current:
Federal	$(99)	$-
State	(94)	(49)
Total current income tax expense	$(193)	$(49)

Deferred:
Federal	$(471)	$165
State	(135)	119
Total current income tax benefit	$(606)	$284

Income tax (expense) benefit	$(799)	$235

The significant temporary differences and carryforwards that impact the Company’s deferred tax accounts were accrued compensation, net operating loss carryforwards and depreciation of fixed assets.

As of December 31, 2020, the Company had no material unrecognized tax benefits that, if recognized, would impact the effective tax rate.

As of December 31, 2021 and 2020, the Company has available for carryforward, federal and state net operating losses, of approximately $6.06 million and $10.6 million, respectively, to be applied against future U.S. federal and state taxable income. Such state carryforwards expire according to individual state regulations. Carryforwards generated in tax years beginning after December 31, 2017, do not expire.

(in thousands)	2021	2020
Fixed assets	$(21)	$22
Accrued expenses and other	2	(66)
Accrued compensation	42	143
NOL's - federal, state and foreign	912	1,443
Total deferred assets	935	1,542
Less: total valuation allowance recognized	-	-
Net deferred tax assets	$935	$1,542

Management Recruiters International, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 7 – Income Taxes, continued

The Tax Reform Act of 1986 contains provisions that may limit the yearly utilization of net operating loss and credits carryforwards if there has been a ownership change. An ownership change is defined as a greater than 50% change in ownership over a three-year period. Such an ownership change, as described in Section 382 of the Internal Revenue Code, may limit the Company’s ability to utilize its net operating loss and credit carryforwards on a yearly basis. As a result, to the extent that any single-year limitation is not utilized to the full amount of the limitation, such unused amounts are carried over to subsequent years until the earlier of its utilization or the expiration of the carryforward period. Due to the Company’s prior equity transactions, its net operating loss may be subject to an annual limitation.

The Company accounts for uncertain tax positions in accordance with Accounting Standards Codification (“ASC”) 740-10, Income Taxes. The recognition criteria under ASC 740-10 requires the Company to recognize the consolidated financial statements effect of a tax position when it is more likely than not that the position will be sustained upon examination. Management has evaluated the positions taken by the Company and has concluded that no material reserves are required for tax exposures. The Company’s federal and state returns since 2017 are open to examination by the federal tax authorities.

Note 8 – Commitments, Contingencies and Legal Proceedings

Lease Commitments

The Company leases buildings for its operating locations under noncancelable agreements that expire on various dates through 2024. In conjunction with the new guidance for leases contained in ASU 2016-02, Leases (Topic 842), a lease is defined as any contract that conveys the right to use a specific asset for a period of time in exchange for consideration. Leases are classified as a finance lease, formerly called a capital lease, if certain criteria are met. For any leases that do not meet the criteria identified for finance leases, the Company treats such leases as operating leases. As of December 31, 2021 and 2020, the Company’s lease is classified as an operating lease.

The Company determines if a contract is a lease at the inception of the arrangement. The Company reviews all options to extend, terminate or purchase its right-of-use assets at the inception of the lease and accounts for these options when they are reasonably certain to be exercised. Certain leases contain non-lease components, such as common area maintenance, which are generally accounted for separately. In general, the Company will assess if non-lease components should be included in the lease liability. For purposes of calculating the present value of the lease obligation the company utilizes the private company practical expedient of discounting the future value of lease payments to present value, using the risk-free rate.

As of December 31, 2021 and 2020, the Company has recorded right-of-use assets of $316,094 and $508,628, respectively, of which $140,486 and $94,182 is reported as a current asset and a lease liability of $316,094 and $508,628, of which $140,486 and $94,182 is reported as a current liability.

Management Recruiters International, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 8 – Commitments, Contingencies and Legal Proceedings, continued

Lease Commitments, continued

Future maturities of the operating lease liability are as follows as of December 31:

Years Ending December 31,	Amount
2022	$146
2023	150
2024	20
Total minimum lease payments	$316

As of December 31, 2021, the weighted-average remaining lease term of the Company’s operating leases is 0.75 years, and the weighted-average remaining discount rate is 0.29%.

Rent expense for the years ended December 31, 2021 and 2020 was $170,611 and $198,776, respectively.

Meeting Commitments

The Company has contracted with various venues for franchise meetings in 2022. The contracted payments due related to these meetings totaled approximately $775,113. The Company contracted with various venues for franchise meetings in 2023, contracted payments totaling approximately $975,000. Franchisees attending these meetings reimburse the Company for a portion of the cost of each event.

Job Board Commitments

During 2020, the Company entered into an agreement with a job board provider for a $1.61 million purchase commitment for the period from June 2021 to May 2022. A final payment amount of $632,000 is due in May 2022. During 2021, the Company entered into an agreement with a marketing tool provider for approximately $300,000 for the period through December 2022. The agreement enables the Company and franchisees to access the job board. The job board provider is paid directly by the Company who in turns bills other members of the franchise group for their share of the cost.

Technology Commitments

During 2021, the Company entered into multiple agreements with technology software providers for purchase commitments totaling approximately $210,000 for periods through September 2024. The service provider is paid directly by the Company which in turn bills other members of the franchise group for their respective share of the cost.

Management Recruiters International, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 8 – Commitments, Contingencies and Legal Proceedings, continued

Legal Proceedings and Claims

The Company is subject to various legal proceedings and claims that have arisen in the ordinary course of business. The Company records a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Although management cannot predict the timing or outcome of these matters with certainty, management does not believe that the final resolution of these matters, individually or in the aggregate, would have a material adverse effect on the Company’s consolidated financial condition, results of operations or cash flows.

Note 9 – Retirement Plan

Through December 5, 2020, the Company participated in the CDI Corporation 401(k) Saving Plan (the “Plan”). The Plan is a defined contribution retirement plan maintained for the benefit of eligible employees and qualified under section 401(k) of the Internal Revenue Code. Eligible employees may make voluntary tax deferred contributions to the Plan and the Company, at its discretion, may make matching contributions subject to certain limitations. Participants are fully vested in their contributions and in the Company’s matching contributions at all times, except in certain limited instances.

Effective December 6, 2020, the Company created a new 401(k) plan (the “New Plan”). The New Plan is a defined contribution plan maintained for the benefit of eligible employees and qualified under section 401(k) of the Internal Revenue Code. Eligible employees may make voluntary tax deferred contributions to the New Plan and the Company, at its discretion, may make matching contributions subject to certain limitations. Participants are fully vested in their contributions and in the Company’s matching contributions at all times, except in certain limited instances.

Between the Plan and the New Plan, the Company recorded expenses of $68,736 and $59,612 in their consolidated statements of operations for the years ended December 31, 2021 and 2020, respectively. Plan expenses are based on a formula using a percentage of compensation or an amount determined by the Board of Directors.

Note 10 – Market Conditions

During the year ended December 31, 2020, the World Health Organization declared the coronavirus outbreak (“COVID-19”) a pandemic. The impact of COVID-19 could negatively impact the Company’s operations. The extent to which the coronavirus impacts the Company’s results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and actions taken to contain the coronavirus or its impact, among other factors.